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                                  EXHIBIT 23.0

                     CONSENT OF CROWE CHIZEK AND COMPANY LLC


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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statements No. 333-57540 and No. 333-76086 on Form S-8 of Lawrence Financial Holdings, Inc., of our report dated January 27, 2005 on the consolidated financial statements of Lawrence Financial Holdings, Inc. appearing in this Annual Report on Form 10-KSB for the year ended December 31, 2004.


/s/ Crowe Chizek and Company LLC
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Columbus, Ohio
March 28, 2005